                                                                    EXHIBIT 10.5

                               STOCK OPTION GRANT
                            (Incentive Stock Option)

      This STOCK OPTION GRANT ("Stock Option Grant"), dated as of _____________ (the "Date of Grant"), is delivered by Cash Systems, Inc. (the "Company") to _____________ (the "Grantee").

                                    RECITALS

      A. The Cash Systems, Inc. 2001 Stock Option Plan (the "Plan") provides for the grant of options to purchase shares of common stock of the Company.

      B. The Company has decided to make a stock option grant to the Grantee as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

      C. It is the intention of the Company that the stock option being issued hereunder be considered as being issued in a transaction to which Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") applies.

      NOW THEREFORE, the Company, intending to be legally bound hereby, agrees as follows:

      1. Grant of Option.

      Subject to the terms and conditions set forth in this Stock Option Grant and in the Plan, the Company hereby grants to the Grantee a stock option (the "Option") to purchase _______ shares of common stock of the Company ("Shares") at an option price of $_____ per share. The Option shall become vested and exercisable according to Paragraph 2 below.

      2. Vesting of Option. The Option shall become vested and, except as set forth below, exercisable as of the following vesting dates (as defined in the Plan) as of the applicable vesting date.

         Vesting Date                         Vested Shares

      3. Term of Option.

         (a) The Option shall expire on ____________ (the "Expiration Date"), unless it is terminated at an earlier date pursuant to the provisions of this Stock Option Grant or the Plan

         (b) The Option shall automatically terminate upon the happening of the first of the following events:

                  (i) The expiration of a 90-day period after termination of Grantee's employment, if the termination of employment is for any reason other than disability (as defined in the Plan), death or cause (as defined in the Plan);

                  (ii) The expiration of a one-year period after the Grantee ceases to be an employee of the Company on account of the Grantee's disability (as defined in the Plan);

                  (iii) The expiration of a one-year period after the Grantee ceases to be employed by the Company, if the Grantee dies while so employed by the Company or dies within 90 days after the Grantee ceases to be employed or provide such services on account of a termination described in Subparagraph (i) above; or

                  (iv) The date on which the Grantee ceases to be an employee of the Company for cause (as defined in the Plan).

Notwithstanding the foregoing, in no event may the Option be exercised after the Expiration Date. Any portion of the Option that is not vested at the time the Grantee ceases to be employed by the Company shall immediately terminate.

In the event a Grantee ceases to be employed by the Company, for cause (as defined in the Plan), the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such shares.

      4. Exercise Procedures.

            (a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 13 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) subject to the limitations described in the Plan, by delivering Shares of the Company (duly endorsed for transfer or accompanied by stock powers signed in blank) which shall be valued at their fair market value on the date of delivery or, (iii) by such other method as the committee established by the Company's board of directors to administer the Plan (the "Committee") may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

            (b) The obligation of the Company to deliver shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representations as the Committee deems appropriate. All obligations of the Company under this Stock Option Grant shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

      5. Change of Control. In the event of a Change of Control (as defined in the Plan), the Option shall automatically vest and become exercisable in full.

      6. Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee's lifetime. After the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant.

      7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, a copy of which is attached hereto, and the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. Shares issued upon exercise of the Option may be subject to transfer and other restrictions as described in Paragraph 14. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

      8. No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment at any time. The right of the Company to terminate at will the Grantee's employment at any time for any reason is specifically reserved. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Stock Option Grant or to create express or implied obligations to the Grantee of any nature.

      9. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon the exercise of the Option.

      10. No Disclosure. The Grantee acknowledges that the Company has no duty to disclose to the Grantee any material information regarding the business of the Company or affecting the value of the Shares before or at the time of a termination of the Grantee's employment, including without limitation any plans regarding a public offering or merger involving the Company.

      11. Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Grant may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Stock Option Grant, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Stock Option Grant may be assigned by the Company without the Grantee's consent.

      12. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the State of Minnesota.

      13. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the Company's headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

      14. Transfer Restrictions. The Grantee hereby acknowledges and agrees that upon exercise of the Option, the Company may require the Grantee to execute one or more shareholders agreements or other agreements with respect to the Shares acquired upon exercise which may, among other things, restrict the Grantee ability to transfer the Shares.

      15. Designation as Incentive Stock Option. The following shall apply with respect to this Option:

            (a) This Option is designated an incentive stock option under Code
Section 422. If the aggregate fair market value of the stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by the Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422. If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

            (b) The Grantee understands that favorable incentive stock option treatment is available only if the Option is exercised while the Grantee is an employee of the Company or a parent or subsidiary or within a time specified in the Code after the Grantee ceases to be an employee. The Grantee should consult with his or her tax adviser regarding the tax consequences of the Option.

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this Stock Option Grant, effective as of the Date of Grant.

                                               CASH SYSTEMS, INC.

                                               By: _____________________________
                                               Its: ____________________________

Accepted:

        ________________________

        _____________, Grantee